Exhibit 23.1


                             Consent of Independent Certified Public Accountants



Board of Directors
Innovo Group Inc.

                     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 26, 1996, relating to the consolidated financial statements and schedule of Innovo Group Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended October
31, 1995.

                 We also hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 20, 1996 relating to the combined financial statements of Thimble Square, Inc. appearing in the Current Report on Form 8-K of
Innovo Group Inc., dated April 12, 1996, as amended by Form 8-K/A.

                     We also consent to the references to us under the captions "Selected Consolidated Financial Data" and "Experts" in the Prospectus.



                                                             /s/BDO Seidman, LLP
                                                             BDO SEIDMAN, LLP




Atlanta, Georgia
September 23, 1996